Exhibit 10(g)

TO:    [Executive Name]

August     , 2008

NOTICE OF FY09

RETURN ON NET ASSETS (“RONA”) BONUS AWARD

UNDER PERFORMANCE BONUS PLAN

On August 13, 2008, the Human Resources and Compensation Committee of the Board of Directors (“Committee”) of Parker-Hannifin Corporation (“Company”) granted you a RONA Bonus Award for fiscal year 2009 (“FY09”) under the Company’s Performance Bonus Plan (“Plan”). RONA bonuses paid under the Plan are qualified as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986 and Section 1.162-27 of the Treasury Regulations.

Your RONA Bonus Award is in the amount of              RONA Shares and is subject to the terms of the Plan and the following terms and conditions:

1. Each RONA Share represents a percentage of your Base Pay earned during FY09 (“RONA %”).

2. The RONA % is determined as follows:

a)	Earnings ÷ Average Assets = Return on Assets (ROA)

b)	If ROA is ≤ 35%: ROA x 0.1786 = RONA%

—or—

if ROA is > 35%: 6.25% + ((ROA - 35%) x 0.08928) = RONA%

where:

Earnings = the Company’s Segment Operating Income for FY09;

Average Assets = the average of the Company’s RONA Assets at the beginning of FY09 and at the end of each of the fiscal quarters of FY09; and

RONA Assets = inventory + accounts receivable + prepaid expenses + property, plant and equipment (net) + goodwill + intangibles – trade accounts payable.

3. Your RONA Bonus Payout for FY09 under this award is calculated as follows:

(Base Pay for FY09 x RONA %) x # RONA Shares = FY09 RONA Bonus payout

4. Your RONA Bonus earned under this Award will be paid after the end of FY09.

5. If your employment with the Company is terminated for any reason other than retirement (at or after age 60, or earlier with the consent of the Committee), death or long-term disability during FY09, you will forfeit your RONA Bonus Award.

6. Your RONA Bonus Payout will be paid in cash, or you may elect to receive the Payout in the form of a credit to your Executive Deferral Plan (“EDP”) account in accordance with the terms of the EDP and rules established by the Committee or the Company, as the case may be.

7. Your RONA Bonus Payout will be made following certification of the calculation of the RONA% and Payout by the Committee at the end of the Performance Period. The Committee may reduce the RONA Bonus Payout in its sole discretion.

8. In the event of any conflict between the terms of the Plan and your Award, the Plan will control.

Please acknowledge receipt of your Award, and indicate your agreement with its terms, by signing and returning a copy to me as soon as possible.

Sincerely yours,

Thomas A. Piraino, Jr.
Vice President, General Counsel and Secretary

Receipt Acknowledged and Agreed:

Date:
[Executive Name]

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